UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2009

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20028	77-0214673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950
Austin, Texas  78727

(Address of principal executive offices)

(512) 527-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 30, 2009, the Board of Directors of Valence Technology, Inc. (the “Company”) approved the adoption of a form of indemnification agreement to be entered into with each of its directors and officers (the “Indemnification Agreement”).  The Indemnification Agreement provides that the Company will indemnify the executive officers and directors to the fullest extent permitted by the Company’s Second Restated Certificate of Incorporation, as amended, Fourth Amended and Restated Bylaws and applicable law.  The Indemnification Agreement also provides that the executive officers and directors shall be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreement for determining entitlement to and obtaining indemnification and expense advancement.  Each of the Company’s directors and executive officers, as well as other employees, controlling persons and agents acting on the Company’s behalf, as deemed appropriate by such officers, will execute the form of Indemnification Agreement.

The preceding description is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On April 30, 2009, the Board of Directors of the Company designated Alastair Johnston, the Company’s Vice President, Worldwide Marketing & Sales, as an executive officer of the Company.  Previously, Mr. Johnston had served in this role in a non-executive officer capacity.

Mr. Johnston, 39, joined the Company in February 2004 as its Director of European Sales.  In August 2007 Mr. Johnston became the Company’s Vice President, Worldwide Marketing & Sales.  Mr. Johnston is a First Class Honors graduate of Queens University in Belfast, Northern Ireland, where he earned a Bachelor of Engineering degree.  A member of the Institute of Electrical Engineers, Mr. Johnston also speaks German and French.

In August 2007, the Company and Mr. Johnston entered into an employment letter agreement, which agreement was modified by an addendum entered into effective as of January 7, 2009 with respect to his fiscal year 2010 compensation.  The employment agreement, as so modified by the fiscal year 2010 incentive compensation addendum, provides that Mr. Johnston shall be employed at an annual salary of £100,000.  Mr. Johnston was previously granted options to purchase 250,000 shares of common stock that vest over 4 years from the date of grant.  Pursuant to the fiscal year 2010 incentive compensation addendum he is entitled to a bonus stock option grant for up to 221,344 option shares, the actual number of shares thereunder to be determined based on the achievement of certain fiscal year 2010 revenue milestones, which options shall be fully vested immediately at the determination date.  Mr. Johnston received a cash bonus for fiscal year 2008 but is not currently entitled to a guaranteed cash bonus going forward.  In the event Mr. Johnston’s employment is involuntarily terminated within twenty-four (24) months from his first day of employment and he executes a mutually acceptable release, he is entitled to a US$100,000 cash separation payment.

This summary of the terms of the employment arrangement with Mr. Johnston is qualified in its entirety by the text of the employment letter agreement and fiscal year 2010 incentive compensation addendum thereto, a copy of which is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Adoption of Equity Incentive Plan

On April 30, 2009, the Board of Directors of the Company adopted the Valence Technology, Inc. 2009 Equity Incentive Plan (the “2009 Plan”).  The 2009 Plan is a broad-based incentive plan that provides for granting stock options, stock awards, performance awards, and other stock-based awards and substitute awards to employees, service providers and non-employee directors.

The maximum number of shares of the Company’s common stock initially reserved for issuance under the 2009 Plan with respect to awards is 3,000,000 shares.  The 2009 Plan contains an “evergreen” provision whereby the

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number of shares of common stock available for issuance under the 2009 Plan shall automatically increase on the first trading day of April each fiscal year during the term of the 2009 Plan, beginning with the fiscal year ending March 31, 2011, by an amount (the “Annual Increase Amount”) equal to the lesser of (i) one percent (1%) of the total number of shares of common stock outstanding on the last trading day in March of the immediately preceding fiscal year, (ii) 1,500,000 shares and (iii) such lesser amount if set by the Board.  The maximum number of shares of common stock that may be issued under the 2009 Plan pursuant to the exercise of incentive stock options is the lesser of (A) 3,000,000 shares, increased on the first trading day of April each fiscal year during the term of the 2009 Plan, beginning with the fiscal year ending March 31, 2011, by the Annual Increase Amount, and (B) 16,500,000 shares.  The 2009 Plan also contains an automatic option grant program for our non-employee directors.  Under the automatic option grant program, each individual who first becomes a non-employee board member at any time after the effective date of the 2009 Plan will receive an option grant to purchase 100,000 shares of common stock on the date such individual joins the board.  In addition, on the date of each annual stockholders meeting held after the effective date of the 2009 Plan, each non-employee director who continues to serve as a non-employee director will automatically be granted an option to purchase 50,000 shares of common stock, provided such individual has served on the board for at least six months.  All employees, service providers and directors of the Company and its affiliates are eligible to participate in the 2009 Plan.

The 2009 Plan will be administered by a committee (“Committee”) composed of one or more persons designated by the Board of Directors of the Company, and the Board will maintain concurrent authority with respect to administration of the 2009 Plan except in the case of awards to “covered employees” as defined in Section 162(m) of the Internal Revenue Code.  The Committee and the Board will have the full authority, subject to the terms of the 2009 Plan, to establish rules and regulations for the proper administration of the 2009 Plan, to promulgate forms of award agreements, to select the employees (other than in the case of awards to “covered employees” whose awards shall be administered only by the Committee), service providers and directors to whom awards are granted, and to determine the type of awards made and the terms of the awards.  Forms of grant agreements under the 2009 Plan have not yet been promulgated.

The Company intends to submit the 2009 Plan for stockholder approval at its 2009 Annual Meeting of Stockholders, pursuant to the rules and requirements of The Nasdaq Stock Market, the Securities and Exchange Commission, and the Internal Revenue Code.

The foregoing description of the 2009 Plan is qualified in its entirety by the terms and provisions of the 2009 Plan, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Form of Indemnification Agreement for directors and executive officers of Valence Technology, Inc.

Exhibit 10.2	Employment Letter Agreement dated August 29, 2007 by and between Valence Technology, Inc. and Alastair Johnston, and Addendum dated effective as of January 7, 2009.

Exhibit 10.3	2009 Equity Incentive Plan of Valence Technology, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2009	VALENCE TECHNOLOGY, INC.

	By:	/s/ Roger Williams
Roger Williams
Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit 10.1	Form of Indemnification Agreement for directors and executive officers of Valence Technology, Inc.

Exhibit 10.2	Employment Letter Agreement dated August 29, 2007 by and between Valence Technology, Inc. and Alastair Johnston, and Addendum dated effective as of January 7, 2009.

Exhibit 10.3	2009 Equity Incentive Plan of Valence Technology, Inc.